CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
Putnam California Tax Exempt Income Trust
     Putnam California Tax Exempt Income Fund
     Putnam California Intermediate Tax Exempt Fund

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of Putnam California Tax Exempt Income Trust on Form N-14 (File No. 33-63873) of our report dated November 13, 1995, relating to the financial statements and financial highlights appearing in the September 30, 1995 Annual Report of Putnam California Tax Exempt Income Fund, and our report dated November 9, 1995, relating to the financial statements and financial highlights appearing in the September 30, 1995 Annual Report of Putnam California Intermediate Tax Exempt Fund, which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants and Financial Statements" in the Statement of Additional Information and in clauses 1(c), 2(c), 8(d) and 8(r) of Exhibit A to the Prospectus/Proxy Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Financial Statements" in the Prospectus and Statement of Additional Information which are also incorporated by reference into the Registration Statement.



PRICE WATERHOUSE LLP
Boston, Massachusetts
December 26, 1995